Exhibit 99.1

           CAM Reports Strong 1st Quarter Profits on Higher Revenues


                EPS of 10 Cents Versus Loss of 6 Cents in Q1 2003


    FOUNTAIN VALLEY, Calif., Jan. 26 /PRNewswire-FirstCall/ -- CAM Commerce Solutions, Inc. (Nasdaq: CADA) reported revenues of $5.3 million for the three months ended December 31, 2003, compared to $4.9 million for the first quarter of fiscal 2003. Net income for the three months ended December 31, 2003 was $375,000 or $0.10 per share, compared to a net loss of $(184,000) or $(0.06) per share for the quarter ended December 31, 2002.

    As of December 31, 2003, the Company had $13.3 million in cash and marketable securities, or $4.01 per share based on shares outstanding at December 31, 2003, compared to $12.4 million at September 30, 2003, or $3.82 per share based on shares outstanding at September 30, 2003.

    "The $0.10 per share net profit we earned in our December quarter made it one of the best quarters since our Y2K driven December quarter in 1999," said Geoff Knapp, CEO. "This significant improvement in our results continues the trend of the last couple quarters and is a further indication that we have created a positive fundamental shift in our business model. We have a net profit for the trailing 12 months as well as a great start to our new fiscal year. During the quarter, we saw a slight improvement in system sales and continued strong growth in our X-Charge payment processing business, which again more than doubled over the prior year. We now have more than
2,000 customers, whose gross combined credit card sales volume exceeds
$500 million per year, processing with us on X-Charge.   Reseller sign-ups of
new X-Charge payment-processing customers have risen to approximately one-third of our total new business, and we expect this to continue to increase. We also brought live our initial group of Gift Card customers in December, and we have built-up demand for this new X-Charge product offering going into the New Year. Our backlog going into January for new systems was significantly higher than at the same time last year as December orders were the best we have seen in quite awhile. We continue to be optimistic that we have turned the corner and that our improved revenue mix and expense structure, when combined with growing revenues, will yield positive results going forward."



     Calculation of Cash and Marketable Securities per share

                                              DECEMBER 31     SEPTEMBER 30
                                                 2003            2003
     Cash and cash equivalents                $11,809,000     $10,889,000
     Marketable available-for-sale
      securities                                1,529,000       1,541,000
     Total cash and marketable securities
      (numerator)                             $13,338,000     $12,430,000
     Shares outstanding (denominator)           3,327,000       3,253,000
     Cash and marketable securities per share       $4.01           $3.82


    About CAM Commerce Solutions

    CAM Commerce Solutions, Inc. provides total commerce solutions for traditional and web retailers that are based on the Company's open architecture software products for inventory management, point of sale, sales transaction processing, accounting, and payment processing. These solutions often include hardware, installation, training, service, and payment processing services provided by the Company. You can visit CAM Commerce Solutions at www.camcommerce.com.


    Important Information

    The statements made in this news release, including those relating to the expectations of profitability and economic climates, are forward-looking and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. Words such as "will," "should," "believe," "expect," "anticipate," "outlook," "forecast," "optimistic," "feel," "potential," "continue," "intends," "plans," "estimates," "may," "seeks," "would," "future," "bright," and other similar expressions that predict or indicate future events or trends, or that are not statements of historical matters, identify forward-looking statements. Expectations concerning financial results for future quarters are not actual results and are based upon preliminary estimates, as well as certain assumptions management believes to be reasonable at this time. Investors should not rely upon forward looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from our expectations, and the company expressly does not undertake any duty to update forward-looking statements which speak only as of the date of this news release. The performance of any one quarter may not be indicative of future performance, particularly given prevailing market and economic uncertainties. In addition to the factors set forth elsewhere in this release, the economic, competitive, technological, and other factors identified in CAM Commerce Solutions' filings with the Securities and Exchange Commission could affect the forward looking statements contained in this news release.



                         CAM COMMERCE SOLUTIONS, INC.
                      CONDENSED STATEMENTS OF OPERATIONS
                    (In thousands, except per share data)

                                                     THREE MONTHS ENDED
                                                 December 31    December 31
                                                     2003           2002
    REVENUES
      Net hardware, software and installation
       revenues                                     $3,237        $3,220
      Net service revenues                           2,063         1,660
        Total net revenues                           5,300         4,880
    COSTS AND EXPENSES
      Cost of hardware, software and
       installation revenues                         1,653         1,589
      Cost of service revenues                         534           521
        Total cost of revenues                       2,187         2,110
      Selling, general and administrative
       expenses                                      2,421         2,602
      Research and development expenses                369           426
        Total costs and operating expenses           4,977         5,138
      Operating income (loss)                          323          (258)
      Interest income                                  (81)          (74)
    Income (loss) before provision for
     income taxes                                      404          (184)
    Provision for income taxes                          29            --
    Net income (loss)                                 $375         $(184)

    Basic net income (loss) per share                $0.11        $(0.06)

    Diluted net income (loss) per share              $0.10        $(0.06)

    Shares used in computing basic net
     income (loss) per share                         3,284         3,109

    Shares used in computing diluted net
     income (loss) per share                         3,615         3,109


                         CAM COMMERCE SOLUTIONS, INC.
                           CONDENSED BALANCE SHEETS
                    (In thousands, except per share data)

                                                 DECEMBER 31   SEPTEMBER 30
                                                     2003           2003

    ASSETS
    Current assets:
      Cash and cash equivalents                    $11,809       $10,889
      Marketable available-for-sale securities       1,529         1,541
      Accounts receivable, net                       1,381         1,214
      Inventories                                      207           272
      Other current assets                             141           102
    Total current assets                            15,067        14,018

    Property and equipment, net                        653           710
    Intangible assets, net                             863           908
    Other assets                                       282           305
    Total assets                                   $16,865       $15,941


    LIABILITIES AND STOCKHOLDERS' EQUITY
    Current liabilities:
      Accounts payable                                $551          $518
      Accrued compensation and related expenses        783           687
      Deferred service revenue and customer
       deposits                                      1,636         1,455
      Other accrued liabilities                        224           263
      Total current liabilities                      3,194         2,923
    Stockholders' equity:
      Common stock, $.001 par value; 12,000
       shares authorized, 3,327 shares issued and
       outstanding at December 31, 2003 and
       3,253 at September 30, 2003                       3             3
      Paid-in capital                               14,555        14,271
      Accumulated other comprehensive income            17            23
      Accumulated deficit                             (904)       (1,279)
      Total stockholders' equity                    13,671        13,018
    Total liabilities and stockholders' equity     $16,865       $15,941




SOURCE  CAM Commerce Solutions, Inc.
    -0-                             01/26/2004
    /CONTACT: Mathew Hayden, President of Hayden Communications, Inc., +1-760-487-1137, for CAM Commerce Solutions, Inc./
    /Web site:  http://www.camcommerce.com /
    (CADA)

CO:  CAM Commerce Solutions, Inc.
ST:  California
IN:  CPR ITE STW ECM
SU:  ERN ERP